UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)			December 19, 2022

(Commission File Number)	(Exact Name of Registrants as Specified in Their Charters)			(I.R.S. Employer Identification No.)
1-12579	OGE ENERGY CORP.			73-1481638
1-1097	OKLAHOMA GAS AND ELECTRIC COMPANY			73-0382390

Oklahoma
(State or Other Jurisdiction of Incorporation)

321 North Harvey	P.O. Box 321	Oklahoma City	Oklahoma	73101-0321
(Address of Principal Executive Offices)				(Zip Code)

(405) 553-3000

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
OGE Energy Corp.	Common Stock	OGE	New York Stock Exchange
Oklahoma Gas and Electric Company	None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

OGE Energy Corp. ("OGE Energy") is the parent company of Oklahoma Gas and Electric Company ("OG&E"), a regulated electric company with approximately 887,000 customers in Oklahoma and western Arkansas.

As previously disclosed, in December 2021, OGE Energy and OG&E each entered into $550.0 million unsecured five-year revolving credit facilities. On December 19, 2022, OGE Energy and OG&E each entered into a First Amendment (collectively the "Amendment") to the revolving credit facilities (as amended, collectively the "Credit Agreement"). The Amendment extends the term of each credit facility for one year, until December 2027. Each Credit Agreement gives each of OGE Energy and OG&E the option of extending such commitments for up to two additional one-year periods. In addition, the Amendment, among other things, (i) replaced the London interbank offered rate ("LIBOR") with the forward-looking term rate based on the secured overnight financing rate (the "SOFR Rate") and (ii) increased the permitted Leverage Ratio (as defined in the Credit Agreement) for OGE Energy from an amount not to exceed 0.65 to 1.0 to an amount not to exceed 0.70 to 1.0.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of each Amendment, copies of which are filed as Exhibits 10.01 and 10.02 to this Current Report, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.01

First Amendment dated as of December 19, 2022, to Amended and Restated Credit Agreement dated as of December 17, 2021, by and among OGE Energy, the Lenders thereto, Wells Fargo Bank, National Association, as Agent, JPMorgan Chase Bank, N.A. and Mizuho Bank, Ltd., as Co-Syndication Agents, and MUFG Bank, Ltd., Royal Bank of Canada and U.S. Bank National Association, as Co-Documentation Agents.

10.02

First Amendment dated as of December 19, 2022, to Amended and Restated Credit Agreement dated as of December 17, 2021, by and among OG&E, the Lenders thereto, Wells Fargo Bank, National Association, as Agent, JPMorgan Chase Bank, N.A. and Mizuho Bank, Ltd., as Co-Syndication Agents, and MUFG Bank, Ltd., Royal Bank of Canada and U.S. Bank National Association, as Co-Documentation Agents.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

This combined Current Report on Form 8-K is being filed separately by OGE Energy and OG&E (Registrants). Information contained herein relating to any individual Registrant has been filed by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

December 19, 2022